EXHIBIT 1

GENERAL POWER OF ATTORNEY

TO ALL PERSONS, be it known that I, HARRY M. ROSS, the undersigned principal, do hereby grant a general power of attorney to either my son, MICHAEL ROSS or my daughter JULIE MONTANO, as my attorney-in-fact.

My attorney-in-fact shall have full powers and authority to do and undertake all acts on my behalf that I could do personally including but not limited to the right to sell, deed, buy, trade, lease, mortgage, assign, rent or dispose of any of my real or personal property; the right to deposit, endorse, or withdraw funds to or from any of my bank accounts, depositories or safe deposit box; the right to borrow, lend, invest or reinvest funds on any terms; the right to initiate, defend, commence or settle legal actions on my behalf; the right to compromise infractions; the right to vote (in person or by proxy) any shares or beneficial interest in any entity; and the right to retain any accountant, attorney, physician or other advisor deemed necessary to protect my interests generally or relative to any foregoing unlimited power.

My attorney-in-fact hereby accepts this appointment subject to its terms and agrees to act and perform in said fiduciary capacity consistent with my best interests as in my attorney’s best discretion deems advisable, and I affirm and ratify all acts undertaken.

This power of attorney may be revoked by me at any time, and shall automatically be revoked upon my death, provided any person relying on this power of attorney before or after my death shall have full rights to accept the authority of my attorney-in-fact until receipt of actual notice of revocation.

Signed and Acknowledged this 15th day of April, 2009.

/s/ Harry Ross
Harry M. Ross

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Los Angeles

On April 15, 2009 before me, Malinda Mendoza, Notary Public, personally appeared

Harry Mathias Ross, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature /s/ Malinda Mendoza

(seal)

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